Exhibit 10.7
VONTIER CORPORATION
2020 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the Vontier Corporation 2020 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement, including any special terms and conditions for the Participant’s country set forth in the addendum attached thereto as Addendum B (the “Addendum B”) (collectively, the “Agreement”).
II.    NOTICE OF GRANT
Name:
The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and the Agreement, as follows (each of the following capitalized terms are defined terms having the meaning indicated below):
Date of Grant
Number of Restricted Stock Units
Vesting Date
Vesting Schedule:     One-third on each of the first, second and third anniversary of the Vesting Date
Time-Based Vesting Criteria    The RSUs will vest pursuant to the Vesting Schedule noted above.

III.    AGREEMENT
1.    Grant of RSUs. Vontier Corporation (the “Company”) hereby grants to the Participant named in this Notice of Grant (the “Participant”), an Award of Restricted Stock Units (“RSUs”) subject to the terms and conditions of the Agreement and the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the Agreement, the terms and conditions of the Plan shall prevail.
2.    Vesting.
    (a)    Vesting Schedule. Except as may otherwise be set forth in the Agreement or in the Plan, with respect to each Tranche of RSUs granted under this Agreement (a “Tranche” consists of all RSUs as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date), the Tranche shall not vest unless (i) the Participant continues to be actively employed with the Company or an Eligible Subsidiary for the period required to satisfy the Time-Based Vesting Criteria applicable to such Tranche (the date on which the Time-Based Vesting Criteria applicable to a Tranche are scheduled to be satisfied is the “Time-Based Vesting Date”), and (ii) the Performance Objective applicable to such RSUs, if any, is satisfied on or prior to the Time-Based Vesting Date. Vesting shall be determined separately for each Tranche. The Performance Objective (if any) and Time-Based Vesting Criteria applicable to any Tranche are collectively referred to as “Vesting Conditions,” and the date upon which all Vesting Conditions applicable to that Tranche are satisfied is referred to as the “Vesting Date” for such Tranche. The Vesting Conditions shall be established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Participant by an external third party administrator of the RSU awards. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan), to the extent permitted by applicable law the Committee shall have discretion to provide that the vesting of the RSUs shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Participant returns to active employment.
    (b)    Performance Objective. The Committee shall determine whether the Performance Objective applicable to an RSU, if any, has been met, and such determination shall be final and conclusive. Until the Committee has made such a determination, the Performance Objective (if any) may not be considered to have been satisfied. Notwithstanding any determination by the Committee that the Performance Objective (if any) has been attained with respect to a particular Tranche, such Tranche shall not be considered to have vested unless and until the Participant has satisfied the Time-Based Vesting Criteria applicable to such Tranche.
    (c)    Fractional RSU Vesting. In the event the Participant is vested in a fractional portion of an RSU (a “Fractional Portion”), such Fractional Portion will be rounded up and converted into a whole share of Common Stock (“Share”) and issued to the Participant.
(d)    Addenda. The provisions of Addendum A (if any) and Addendum B are incorporated by reference herein and made a part of the Agreement, and to the extent any provision in Addendum A (if any) or Addendum B conflicts with any provision set forth elsewhere in the Agreement (including without limitation any provisions relating to Retirement), the provision set forth in Addendum A (if any) or Addendum B shall control.
3.    Form and Timing of Payment; Conditions to Issuance of Shares.
(a)    Form and Timing of Payment. The award of RSUs represents the right to receive a number of Shares equal to the number of RSUs that vest pursuant to the Vesting Conditions. Unless and until the RSUs have vested in the manner set forth in Sections 2 and 4, the Participant shall have no right to payment of any such RSUs. Prior to actual issuance of any Shares underlying the RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and the Agreement, any Tranche that vests in accordance with Sections 2 and 4 will be paid to the Participant in whole Shares within 90 days of the Vesting Date for that Tranche, but in any event no later than March 15 of the year following the year in which such Vesting Date occurs. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations.
(b)    Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon vesting of an RSU, the Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the RSUs are registered under the Securities Act. The Committee may also require the Participant to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Participant acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.
4.    Termination of Employment.
(a)    General. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than death, Early Retirement, Enhanced Retirement or Full Retirement), all RSUs that are unvested as of termination shall automatically terminate as of the date of termination and the Participant’s right to receive further RSUs under the Plan shall also terminate as of the date of termination.
For purposes of the RSUs, the Participant’s employment will be considered terminated as of the date the Participant is no longer actively providing services to the Company or an Eligible Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any). The Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Participant’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include any contractual notice period, a period of “garden leave”, paid administrative leave or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any). Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.
    (b)    Death. Upon the Participant’s death, a pro rata amount of each unvested Tranche shall become vested based on the number of complete twelve-month periods between the Date of Grant and the date of the Participant’s death divided by the total number of twelve-month periods between the Date of Grant and the Time-Based Vesting Date applicable to such Tranche. Notwithstanding anything in the Plan or the Agreement to the contrary, for purposes of this Section, any partial twelve-month period between the Date of Grant and the date of death shall be considered a complete twelve-month period and any Fractional Portion that results from applying the pro rata methodology shall be rounded up to a whole Share.
(c)    Retirement.
(i)    Early Retirement. If the Participant’s active employment or other active service-providing relationship with the Company or Eligible Subsidiary terminates as a result of Early Retirement, then, unless contrary to applicable law, with respect to each Tranche that is unvested as of the Early Retirement date, a pro-rata portion of such Tranche shall remain outstanding and will vest as of the Time-Based Vesting Date for such Tranche, but if and only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date. The pro-rata portion of each unvested Tranche that shall continue vesting shall be determined by multiplying (1) the total number of RSUs in such Tranche by (2) the quotient of (A) the number of full or partial months worked by the Participant from the Date of Grant to the Early Retirement date, divided by (B) the total number of months in the original time-based vesting schedule of the Tranche (the “Retirement Proration Quotient”), provided that the Retirement Proration Quotient shall never be greater than 1.0. “Early Retirement” shall mean the Participant’s voluntary termination of employment on or after attainment of age fifty-five (55) at a time when the Participant’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to sixty-five (65).
(ii)    Enhanced Retirement. In the event the Participant’s active employment or other active service-providing relationship with the Company or Eligible Subsidiary terminates as a result of Enhanced Retirement, then, unless contrary to applicable law, the Participant shall become vested in a pro-rata portion of each Tranche that is unvested as of the Enhanced Retirement date, but if any only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date. Such pro-rata portion of each Tranche that shall continue vesting shall be determined by multiplying (1) the total number of RSUs in such Tranche by (2) the Retirement Proration Quotient assuming for purposes of such formula that the Participant’s termination of employment occurred on the one year anniversary of the Participant’s Enhanced Retirement date, provided that the Retirement Proration Quotient shall never be greater than 1.0. “Enhanced Retirement” shall mean the Participant’s voluntary termination of employment on or after attainment of age sixty (60) at a time when the sum of the Participant’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to seventy (70).
(iii)     Full Retirement. Upon termination of employment by reason of the Participant’s Full Retirement, unless contrary to applicable law, with respect to each Tranche that is unvested as of the Full Retirement date, such Tranche will vest in full as of the Time-Based Vesting Date for such Tranche, but if and only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date. “Full Retirement” shall mean the Participant’s voluntary termination of employment, either (1) on or after attainment of age sixty-two (62) at a time when the sum of the Participant’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to eighty (80) or (2) Normal Retirement.
(iv)     Notwithstanding the foregoing, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in the favorable Retirement treatment (including Early Retirement, Enhanced Retirement or Full Retirement) that otherwise would apply to the RSUs pursuant to this Section 4(c) being deemed unlawful, then the Company will not apply the favorable Retirement treatment at the time of the Participant’s termination of service or employment and the RSUs will be treated as they would under the rules that otherwise would have applied if the Participant did not qualify for Retirement pursuant to this Section 4(c).
(d)    Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct, the Participant’s unvested RSUs shall automatically terminate as of the time of termination without consideration. The Participant acknowledges and agrees that the Participant’s termination of employment shall also be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.
(e)    Violation of Post-Employment Covenant. To the extent that any of the Participant’s RSUs remain outstanding under the terms of the Plan or the Agreement after termination of the Participant’s employment or service with the Company or an Eligible Subsidiary, such RSUs shall expire as of the date the Participant violates any covenant not to compete or other post-employment covenant that exists between the Participant on the one hand and the Company or any subsidiary of the Company, on the other hand.
(f)    Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s unvested RSUs will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the RSUs, or the substitution for such RSUs of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the RSUs will continue in the manner and under the terms so provided.
5.    Non-Transferability of RSUs. Unless the Committee determines otherwise in advance in writing, RSUs may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution. The terms of the Plan and the Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Participant.
6.    Amendment of RSUs or Plan.
(a)    The Plan and the Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. The Participant expressly warrants that he or she is not accepting the Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Board may amend, modify or terminate the Plan or any award in any respect at any time; provided, however, that modifications to the Agreement or the Plan that materially and adversely affect the Participant’s rights hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or the Agreement, the Company reserves the right to revise the Agreement and the Participant’s rights under outstanding RSUs as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award.

(b)    The Participant acknowledges and agrees that if the Participant changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion reduce or eliminate the Participant’s unvested RSUs.
7.    Responsibility for Taxes.
(a)    Withholding Taxes. Regardless of any action the Company or any Subsidiary employing the Participant (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items (“Tax Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related Items associated with the RSUs is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the delivery of the Shares, the subsequent sale of Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax Related Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related Items in more than one jurisdiction.
Prior to the relevant taxable event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations for Tax Related Items of the Company and/or the Employer. In this regard, the Participant authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Related Items legally payable by the Participant (with respect to the RSUs granted hereunder as well as any equity awards previously received by the Participant under any Company stock plan) by one or a combination of the following: (i) requiring the Participant to pay Tax Related Items in cash with a cashier’s check or certified check or by wire transfer of immediately available funds; (ii) withholding cash from the Participant’s wages or other compensation payable to the Participant by the Company and/or the Employer; (iii) arranging for the sale of Shares otherwise issuable to the Participant upon payment of the RSUs (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization), including the sale of Shares prior to such scheduled payment date; (iv) withholding from the proceeds of the sale of Shares acquired upon payment on the RSUs; (v) withholding in Shares otherwise issuable to the Participant, provided that the Company withholds only the amount of Shares necessary to satisfy the statutory withholding amount (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) using the Fair Market Value of the Shares on the date of the relevant taxable event; or (vi) any method determined by the Committee to be in compliance with applicable laws.
Depending on the withholding method, the Company and/or Employer may withhold or account for Tax Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum rates applicable in the Participant’s jurisdiction, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested

RSUs, notwithstanding that a number of Shares is held back solely for purposes of paying the Tax Related Items.
The Participant agrees to pay to the Company or the Employer any amount Tax Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver to the Participant any Shares or proceeds from the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax Related Items.
(b)    Code Section 409A. The intent of the parties is that payments and benefits under the Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Agreement shall be interpreted and be administered to be in compliance therewith.  Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have separated from service with the Company for purposes of the Agreement and no payment shall be due to the Participant under the Agreement on account of a separation from service until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code.  Any payments described in the Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Agreement, to the extent that any amounts are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, such payment, under the Agreement or any other agreement of the Company, shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). The Company makes no representation that any or all of the payments described in the Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
For purposes of making a payment under the Agreement, if any amount is payable as a result of a Substantial Corporate Change, then to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, such event must also constitute a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
8.    Nature of Grant. In accepting the RSUs, the Participant acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the award of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs or benefits in lieu of RSUs or other equity awards, even if RSUs have been awarded in the past;
(c)    all decisions with respect to future equity awards, if any, will be at the sole discretion of the Company;

(d)    the Participant’s participation in the Plan is voluntary;
(e)    the award of RSUs and Shares subject to the RSUs, and the income from and value of same, are an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of Participant’s employment or service contract, if any;
(f)    the award of RSUs and Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)    the award of RSUs and Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;
(h)    unless otherwise expressly agreed with the Company, the RSUs and Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary;
(i)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j)    the value of the Shares acquired upon vesting/settlement of the RSUs may increase or decrease in value;
(k)    in consideration of the award of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the award or from any diminution in value of the RSUs or Shares upon vesting of the RSUs resulting from termination of the Participant’s employment or continuous service by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);
(l)    neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon vesting;
(m)     the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Participant’s acquisition or sale of the underlying Shares; and
(n)    the Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

9.    Rights as Shareholder. Until all requirements for vesting of the RSUs pursuant to the terms of the Agreement and the Plan have been satisfied, the Participant shall not be deemed to be a shareholder of the Company, and shall have no dividend rights or voting rights with respect to the RSUs or any Shares underlying or issuable in respect of such RSUs until such Shares are actually issued to the Participant.
10.    No Employment Contract. Nothing in the Plan or the Agreement constitutes an employment contract between the Company and the Participant and the Agreement shall not confer upon the Participant any right to continuation of employment or service with the Company or any of its Subsidiaries, nor shall the Agreement interfere in any way with the Company’s or any of its Subsidiaries right to terminate the Participant’s employment or service at any time, with or without cause (subject to any employment agreement a Participant may otherwise have with the Company or a Subsidiary thereof and/or applicable law).
11.    Board Authority. The Board and/or the Committee shall have the power to interpret the Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any RSUs have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether Plan participants are similarly situated. No member of the Board and/or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Agreement.
12.    Headings. The captions used in the Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the RSUs for construction and interpretation.
13.    Electronic Delivery.
(a)    If the Participant executes the Agreement electronically, for the avoidance of doubt, the Participant acknowledges and agrees that his or her execution of the Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of the Agreement in paper form. The Participant acknowledges that upon request of the Company he or she shall also provide an executed paper form of the Agreement.
(b)    If the Participant executes the Agreement in paper form, for the avoidance of doubt, the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.
(c)    If the Participant executes the Agreement multiple times (for example, if the Participant first executes the Agreement in electronic form and subsequently executes the Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of the Agreement are executed and in whatever medium, the Agreement only evidences a single award relating to the number of RSUs set forth in the Notice of Grant and (ii) the Agreement shall be effective as of the earliest execution of the Agreement by the parties, whether in paper form or electronically, and the subsequent execution of the Agreement in the same or a different medium shall in no way impair the binding legal effect of the Agreement as of the time of original execution.

(d)    The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the RSUs, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, the Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing the Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.
14.    Data Privacy Notice and Consent.
(a) By accepting the RSUs, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in the Agreement by and among, as applicable, the Employer, the Company and its other Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
(b) The Participant understands that the Company, the Employer and other Subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social security number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.
(c) The Participant understands that Data will be transferred to Fidelity Stock Plan Services LLC, or such other stock plan service provider as may be selected by the Company in the future, which assist in the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g. the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, Fidelity Stock Plan Services LLC and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the RSUs may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that if the Participant resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Participant’s local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
(d) Upon request of the Company or the Employer, the Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future.  The Participant understands and agrees that he or she will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.
15.    Waiver of Right to Jury Trial. Each party, to the fullest extent permitted by law, waives any right or expectation against the other to trial or adjudication by a jury of any claim, cause or action arising with respect to the RSUs or hereunder, or the rights, duties or liabilities created hereby.
16.    Agreement Severable. In the event that any provision of the Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of the Agreement.
17.    Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern the Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the RSUs, the Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, the Agreement or any award must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.
18.    Language. If the Participant has received the Plan, the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law. The Participant acknowledges that the Participant is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Participant to understand the provisions of the Agreement and the Plan.
19.    Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by the Participant or any other participant.
21.    Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or the Participant’s broker’s country of residence or where the Company Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Company Shares, rights to the Shares (e.g., RSUs) or rights linked to the value of the Shares (e.g., phantom awards, futures) during such times as the Participant is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Participant’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment or orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult with his or her own personal legal and financial advisors on this matter.
22.    Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations and the Participant should consult his or her personal legal advisor for any details.
23.    Addendum B. Notwithstanding any provisions in the Agreement, the RSUs and any Shares subject to the RSUs shall be subject to any special terms and conditions for the Participant’s country of employment and country of residence, if different, as set forth in Addendum B. Moreover, if the Participant relocates to one of the countries including in Addendum B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the RSUs (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Addendum B constitutes part of the Agreement.
24.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares subject to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25.    Recoupment. The RSUs granted pursuant to the Agreement are subject to the terms of any compensation recoupment policy that may be adopted by the Company and in effect from time to time (the “Policy”) if and to the extent such Policy by its terms applies to the RSUs, and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired pursuant to the Participant’s RSUs, to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that the Agreement and the Policy conflict, the terms of the Policy shall prevail.
26.    Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (1) the Company has no obligation (whether pursuant to the Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to the Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices.
27.    Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Company’s third party stock plan administrator; (b) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing the Agreement and fully understands all provisions of the Agreement and the Plan; (c) accepts these RSUs subject to all of the terms and provisions thereof; (d) consents and agrees to all amendments that have been made to the Plan since it was adopted in 2020 (and for the avoidance of doubt consents and agrees to each amended term reflected in the Plan as in effect on the date of the Agreement), and consents and agrees that all options and restricted stock units, if any, held by the Participant that were previously granted under the Plan as it has existed from time to time are now governed by the Plan as in effect on the date of the Agreement (except to the extent the Committee has expressly provided that a particular Plan amendment does not apply retroactively); and (e) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Agreement.

[If the Agreement is signed in paper form, complete and execute the following:]
PARTICIPANT

Signature

Print Name

ADDENDUM A

VONTIER CORPORATION
2020 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

This Addendum includes additional terms and conditions applicable to the Participant’s RSUs granted if the Participant resides in one of the countries listed below. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Notice of Grant, the Agreement or the Plan.
This Addendum may also include information regarding exchange controls, tax and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect as of September 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information contained herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the RSUs or sells the Shares acquired under the Plan.
In addition, the information contained herein in general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country apply to the Participant’s specific situation.
If the Participant is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after the grant of the RSUs, the information contained herein may not be applicable to the Participant in the same manner.

PARTICIPANTS IN THE EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”)

1.    Data Privacy. If the Participant resides and/or is employed in the EU / EEA, the following provision replaces Section 14 of the Agreement:
The Company is located at 5438 Wade Park Blvd, Raleigh, NC 27607, United States of America and grants RSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. The Participant should review the following information about the Company’s data processing practices.

(a)    Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes, and uses certain personally-identifiable information about the Participant; specifically, including the Participant’s name, home address, email address and telephone number, date of birth, social insurance number or other number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In granting the RSUs under the Plan, the Company will collect the Participant’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company collects, processes and uses the Participant’s personal data pursuant to the Company’s legitimate interest of managing the Plan and generally administering employee equity awards and to satisfy its contractual obligations under the terms of the Agreement. The Participant’s refusal to provide personal data may affect the Participant’s ability to participate in the Plan. As such, by participating in the Plan, the Participant voluntarily acknowledges the collection, processing and use, of the Participant’s personal data as described herein.

(b)    Stock Plan Administration Service Provider. The Company transfers participant data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.

(c)    International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to the Participant if the Participant’s personal data is transferred to the United States. Where a legally recognized safeguard is required in order to transfer Participant’s Data outside of its originating territory, the Company will rely on standard contractual clauses adopted and approved by the European Commission or other governing body with competent jurisdiction.  Where no such clauses are in place between the exporting and importing entities, then the transfer shall be a necessary restricted transfer in connection with the performance of a contract to which the data subject is a party.

(d)    Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s personal data, the Company will remove it from its systems. If the Company keeps the Participant’s data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e)    Data Subjects Rights. The Participant may have a number of rights under data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise his or her rights, the Participant can consult his or her employing entity’s Staff-Facing Privacy Notice or contact his or her local human resources representative.

PARTICIPANTS IN ARGENTINA
Labor Law Acknowledgement
In accepting the RSUs, the Participant acknowledges and agrees that the grant of the RSUs is made by the Company (and not the Employer) in its sole discretion, and that the value of the RSUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (a) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (b) any termination or severance indemnities or similar payments. If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on the relevant Vesting Date(s). Further, the Participant acknowledges and agrees that, for all legal purposes, the RSUs and the underlying Shares are the result of commercial transactions unrelated to the Participant's employment and is not part of the terms and conditions of the Participant's employment.

Language Consent

By accepting the RSUs, the Participant acknowledges that the Participant is proficient in reading and understanding English and fully understands the terms of the documents related to the RSUs (the Agreement, this Addendum and the Plan), which were provided in the English language. The Participant accepts the terms of these documents accordingly.

Securities Law Notice
The Participant understands that neither the grant of the RSUs nor Shares to be issued pursuant to the RSUs constitute a public offering as defined by the Law N° 17,811, or any other Argentine law. The offering of the RSUs is a private placement and the underlying Shares are not listed on any stock exchange in Argentina.
Foreign Asset/Account Reporting Information
If the Participant holds Shares as of December 31 of any year, the Participant is required to report the holding of Shares on his or her personal tax return for the relevant year.
Exchange Control Notice
Exchange control regulations in Argentina are subject to frequent change. The Participant is solely responsible for complying with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the vesting and settlement of the award, the subsequent sale of any Shares acquired pursuant to the award and the receipt of any dividends paid on such Shares.

PARTICIPANTS IN AUSTRALIA
Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
Securities Law Information
The grant of the RSUs is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
Exchange Control Notice
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Participant. If there is no Australian bank involved in the transfer, the Participant will be responsible for filing the report.

PARTICIPANTS IN BELGIUM
Foreign Asset/Account Reporting Information
Belgian residents are required to report any security (e.g., the Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside of Belgium on their annual tax return. The Participant will also be required to complete a separate report providing the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption.
Stock Exchange Tax
A stock exchange tax applies to transactions executed by a Belgium resident through a non-Belgian financial intermediary. The stock exchange tax likely will apply when Shares are sold. The Participant should consult with his or her personal tax advisor for additional details on the Participant’s obligations with respect to the stock exchange tax.
Broker Account Tax Information
Belgian residents are subject to a brokerage account tax if the average annual value of securities (including Shares acquired under the Plan) held by such resident in a brokerage account exceeds certain thresholds. As the calculation of this tax is complex, the Participant should consult with the Participant’s personal tax or financial advisor for details on the applicability of this tax.

PARTICIPANTS IN BRAZIL
Labor Law Policy and Acknowledgement
This provision supplements Section 8 of the Agreement:
By accepting the RSUs, the Participant agrees that he or she is (i) making an investment decision; (ii) the Shares will be issued to the Participant only if the Vesting Conditions are met and (iii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to the Participant.
Compliance with Law
By accepting the RSUs, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the RSUs, and the sale of the Shares acquired under the Plan and the receipt of any dividends.
Securities Law Notice
The RSUs and the securities granted under the Plan have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM). Therefore, the RSUs and the securities granted under the RSUs will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.
Foreign Asset/Account Reporting Information
If the Participant is a resident or domiciled in Brazil and holds assets and rights outside Brazil with an aggregated value exceeding US$1,000,000, but less than US$100,000,000 the Participant will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights. If the aggregate value of the assets and rights outside Brazil exceeds $100,000,000, a declaration must be submitted quarterly. Assets and rights that must be reported include the Shares acquired under the Plan. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$1,000,000 are not required to submit a declaration. Please note that the US$1,000,000 threshold may be changed annually.
Tax on Financial Transactions (IOF)
Payments to foreign countries and repatriation of funds into Brazil, and the conversion between BRL and USD associated with such fund transfers, may be subject to the Tax on Financial Transaction. It is the Participant’s responsibility to comply with any applicable Tax on Financial Transaction arising from participation in the Plan. The Participant should consult with his or her personal tax advisor for additional details.

PARTICIPANTS IN CANADA
RSUs Payable Only in Shares
RSUs granted to Participants in Canada shall be paid in Shares only. In no event shall any of the RSUs be paid in cash, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary.

Termination of Employment
The following provision replaces the second paragraph of Section 4 of the Agreement:
For purposes of the RSUs, the Participant’s employment will be considered terminated as of the date that is the earlier of (1) the date of termination of the participant’s employer-employee or service-providing relationship; (2) the date on which the Participant receives written notice of termination; or (3) the date the Participant is no longer actively employed or actively providing services to the Company or an Eligible Subsidiary regardless of any notice period or period of pay in lieu of such notice mandated under applicable laws (including, but not limited to, statutory law and/or common law); the Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the Participant’s right to vest in the RSUs, if any, will terminate effective upon the expiry of the minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will the Participant be entitled to any compensation for lost vesting. In any event, if employment standards legislation explicitly requires continued vesting during a statutory notice period, then the additional vesting provided under Section 4 is deemed to be inclusive of any entitlements that arise during the applicable statutory notice period.
Nature of Grant. The following provision replaces Section 8(k) of the Agreement:
(k)    in consideration of the award of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the award or from any diminution in value of the RSUs or Shares upon vesting of the RSUs resulting from termination of the Participant’s employment or continuous service by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), except to the extent explicitly and minimally required under employment standards legislation;
The following two provisions apply if the Participant is a resident of Quebec:
French Language Documents
A French translation of the Agreement, the Addendum, the Plan and certain other documents related to the RSUs will be made available to the Participant as soon as reasonably practicable following the Participant's written request. The Participant understands that, from time to time, additional information related to the RSUs may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Agreement, and unless the Participant indicates otherwise, the French translation of this document and certain other documents related to the RSUs will govern the Participant's RSUs and the Participant’s participation in the Plan.
Data Privacy
The following provision supplements Section 14 of the Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Participant’s awards under the Plan. Participant further authorizes the Company, its Subsidiaries, and the Stock Plan Administrator, to disclose and discuss the Participant’s participation in the Plan with their respective advisors. The Participant further authorizes the Company and its Subsidiaries to record such information and to keep such information in his or her employee file. The Participant acknowledges and agrees that the Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Participant also acknowledges and authorizes the Company, its Subsidiaries, the Stock Plan Administrator of the Plan and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.
Securities Law Notice
The Participant is permitted to sell the Shares acquired through the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of the Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares is listed. The Shares are currently listed on the New York Stock Exchange.
Foreign Asset/Account Reporting Information
Foreign property, including RSUs, the Shares acquired under the Plan, and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, such unvested RSUs must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because the Participant holds other foreign property. When the Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other shares of the same company, this ACB may need to be averaged with the ACB of the other shares. The Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.

PARTICIPANTS IN CHILE
Securities Law Notice

The offer of RSUs constitutes a private offering of securities in Chile effective as of Grant Date. This offer of RSUs is made subject to general ruling No. 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities register of the CMF. Given that the RSUs are not registered in Chile, the Company is not required to provide public information about the RSUs or the Shares in Chile. Unless the RSUs and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta oferta de Unidades de Acciones Restringidas (“RSU”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de RSU se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comision para el Mercado Financiero (“CMF”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los RSU de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los RSU o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Notice
Chilean residents are not required to repatriate proceeds obtained from the sale of shares or from dividends to Chile; however, if the Participant decides to repatriate proceeds from the sale of shares and/or dividends and the amount exceeds US$10,000, the Participant must effect such repatriation through the Former Exchange Market (i.e., commercial bank or registered foreign exchange office in Chile). If the Participant does not repatriate the proceeds and uses such proceeds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the Participant must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first ten (10) days of the month following the transaction.
If the Participant’s aggregate investments held outside of Chile exceeds US$5,000,000 (including the value of the Shares acquired under the Plan), the Participant must report the investments to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.
Please note that exchange control regulations in Chile are subject to change. The Participant should consult with his or her personal legal advisor regarding any exchange control obligations that the Participant may have prior to the vesting of the RSUs.
Foreign Asset/Account Reporting Information
The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (i) any taxes paid abroad which taxpayers will use as a credit against Chilean income tax, and (ii) the results of investments held abroad. The sworn statements disclosing this information (or Formularios) must be submitted electronically through the CIRS website at www.sii.Cl, using Form 1929, which is due on June 30 each year, depending on the assets and/or taxes being reported.

PARTICIPANTS IN CHINA
Exchange Control Restrictions Applicable to Participants who are PRC Nationals
If the Participant is a local national of the People’s Republic of China (“PRC”), the Participant agrees and acknowledges that upon RSU vesting the underlying Shares may be sold immediately or, at the Company’s discretion, at a later time. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes such broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with applicable exchange control laws and regulations and provided any liability for Tax Related Items resulting from the vesting of the RSUs has been satisfied. Due to fluctuations in the Share price and/or the U.S. Dollars exchange rate between the Vesting Date and (if later) the date on which the Shares are sold, the sale proceeds may be more or less than the market value of the Shares on the Vesting Date. The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and that the Company assumes no liability for any fluctuations in the Share price and/or U.S. Dollars exchange rate.

The Participant understands and agrees that, due to exchange control laws in China, the Participant will be required to immediately repatriate to China the cash proceeds from the sale of any Shares acquired at vesting of the RSUs and any dividends received in relation to the Shares. Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account to be approved by the local foreign exchange administration, and the Participant hereby consents and agrees that the proceeds from the sale of the Shares acquired under the Plan and any dividends received in relation to the Shares may be transferred to such special account prior to being delivered to the Participant. The proceeds may be paid to the Participant in U.S. Dollars or local currency at the Company’s discretion. In the event the proceeds are paid to the Participant in U.S. Dollars, the Participant understands that he or she will be required to set up a U.S. Dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account. In addition, the Participant understands and agrees that the Participant will be responsible for converting the proceeds into Renminbi Yuan at the Participant’s expense.
If the proceeds are paid to the Participant in local currency, the Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or dividends are paid and the time the proceeds are distributed to the Participant through any such special account. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or dividends are received and the time the proceeds are distributed through any such special exchange account.
Exchange Control Notice Applicable to Participants in the People’s Republic of China (“PRC”)
The Participant understands that exchange control restrictions may limit the Participant’s ability to access and/or convert funds received under the Plan. The Participant should confirm the procedures and requirements for withdrawals and conversions of foreign currency with his or her local bank prior to the vesting of the RSUs/sale of the Shares.
The Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the Peoples’ Republic of China.
Foreign Asset/Account Reporting Information
PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. The Participant may be subject to reporting obligations for the Shares or awards acquired under the Plan and Plan-related transactions. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult his/her personal tax advisor in this regard.

PARTICIPANTS IN COLOMBIA
Labor Law Acknowledgement
The following provision supplements Section 8 of the Agreement:
The Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan, the RSUs, the underlying Shares, and any related benefits do not constitute a component of the Participant’s “salary” for any purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions or any other labor-related amount which may be payable.

Securities Law Notice
The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in the Plan, the Agreement (including this Addendum) or any other document evidencing the grant of the RSUs should be construed as making a public offer of securities in Colombia.

Exchange Control Notice

Foreign investments must be registered with the Central Bank of Colombia (Banco de la República). Upon the subsequent sale or other disposition of investments held abroad, the registration with the Central Bank must be canceled, the proceeds from the sale or other disposition of the Shares must be repatriated to Colombia and the appropriate Central Bank form must be filed (usually with the Participant’s local bank). The Participant acknowledges that he or she personally is responsible for complying with Colombian exchange control requirements.

Foreign Asset/Account Reporting Information

An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including the Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described (e.g., its nature and its value) and the jurisdiction in which it is located must be disclosed. The Participant acknowledges that he or she personally is responsible for complying with this tax reporting requirement.

PARTICIPANTS IN CYPRUS

There are no country-specific provisions.

PARTICIPANTS IN DENMARK
Danish Stock Option Act
Notwithstanding any provisions in the Agreement to the contrary, the treatment of the RSUs upon the Participant’s termination of employment shall be governed by the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), as in effect at the time of the Participant’s termination of employment (as determined by the Administrator, in its discretion, in consultation with legal counsel). The Participant acknowledges having received an “Employer Information Statement” in Danish, which is being provided to comply with the Stock Option Act.
Foreign Asset/Account Reporting Information
The establishment of an account holding the Shares or an account holding cash outside Denmark must be reported to the Danish Tax Administration. The form which should be used in this respect may be obtained from a local bank. These obligations are separate from and in addition to the obligations described above.

VONTIER CORPORATION
2020 STOCK INCENTIVE PLAN

EMPLOYER INFORMATION STATEMENT – DENMARK
STOCK OPTION AND / OR RESTRICTED STOCK UNIT GRANT ON
________________________________________________________________

Pursuant to section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), Vontier Corporation the “Company”) is providing you with the following information regarding the Company’s grant of a stock option (“Stock Option”) and / or restricted stock units (“RSUs”) (each an “Award”) in a separate written statement. This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your Award(s) are described in detail in the Vontier Corporation 2020 Stock Incentive Plan (the “Plan”), the Company Stock Option Agreement and / or the Company Restricted Stock Unit Agreement (each an “Agreement”) and the Addendum to the Agreement(s) (which form part of the Agreement(s)), all of which have been given to you.
It is stated in section 1 of the Stock Option Act that the Stock Option Act only applies to employees. “Employees” are defined in section 2 of the Stock Option Act as persons who receive remuneration for their personal services in an employment relationship. Persons, including managers, who are not regarded as employees under the Stock Option Act, will not be subject to the Stock Option Act. If you are not an employee within the meaning of the Stock Option Act, the Company therefore has no obligation to issue an Employer Information Statement to you and you will not be able to rely on this Employer Information Statement for legal purposes.
1.     Date of Grant
The date of grant for the Award(s) is Grant Date.
2.     Terms and Conditions of the Grants
The grant of the Award(s) is made at the sole discretion of the Board or the appropriate Committee of the Board. In its assessment, the Board (or the appropriate Committee of the Board) considered a number of factors, including (but not limited to) the Company’s performance, the projected impact of the grant on the Company’s earnings, and the value of the grants as compared to those of the Company’s comparator group of companies. The Company may decide, in its sole discretion, not to make any grants of Stock Options and / or RSUs to you in the future. Under the terms of the Plan and the Agreement(s), you have no entitlement or claim to receive future grants of Stock Options and / or RSUs.
3.    Vesting Dates
Stock Option
The Stock Option will vest in accordance with the terms of the Plan and the Agreement. Under the terms of the Agreement, the Stock Option generally will vest and become exercisable 20% per year on each anniversary of the date of grant.
    RSUs
The RSUs will vest in accordance with the terms of the Plan and the Agreement. Under the terms of the Agreement, the RSUs generally will vest 33.3% per year on each anniversary of the date of grant.
4.    Exercise Price
Stock Option
During the Stock Option exercise period, the Stock Option can be exercised to purchase shares of the Company’s common stock at a price corresponding to the fair market value of the stock at the time of grant, as determined by the Company. For this Stock Option grant, the exercise price of the Stock Option is USD Grant Price.
    RSUs
Because each RSU entitles you to receive one share of the Company’s common stock on the date of vesting without any cost to you or other payment required from you, there is no exercise price associated with the RSUs.
5.      Your Rights upon Termination
RSUs
In the event your active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than death, Enhanced Retirement or Full Retirement), all RSUs that are unvested as of termination shall automatically terminate as of the date of termination and the your right to receive further RSUs under the Plan shall also terminate as of the date of termination. For purposes of the RSUs, your employment will be considered terminated as of the date you are no longer actively providing services to the Company or an Eligible Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any). The Committee shall have discretion to determine whether you have ceased to be actively employed by (or, if you are a consultant or director, have ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. Your active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include any contractual notice period, a period of “garden leave”, paid administrative leave or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any). Unless the Committee provides otherwise (1) termination of your employment will include instances in which you are terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of your employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that your employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.
Death. Upon your death, a pro rata amount of each unvested Tranche shall become vested based on the number of complete twelve-month periods between the Date of Grant and the date of your death divided by the total number of twelve-month periods between the Date of Grant and the Time-Based Vesting Date applicable to such Tranche. Notwithstanding anything in the Plan or the Agreement to the contrary, for purposes of this Section, any partial twelve-month period between the Date of Grant and the date of death shall be considered a complete twelve-month period and any Fractional Portion that results from applying the pro rata methodology shall be rounded up to a whole Share.
Retirement.
(i)    Early Retirement. In the event your active employment or other active service-providing relationship with the Company or Eligible Subsidiary terminates as a result of Early Retirement, then, unless contrary to applicable law, with respect to each Tranche that is unvested as of the Early Retirement date, a pro-rata portion of such Tranche shall remain outstanding and will vest as of the Time-Based Vesting Date for such Tranche, but if and only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date. The pro-rata portion of each unvested Tranche that shall continue vesting shall be determined by multiplying (1) the total number of RSUs in such Tranche by (2) the quotient of (A) the number of full or partial months worked from the Date of Grant to the Early Retirement date, divided by (B) the total number of months in the original time-based vesting schedule of the Tranche (the “Retirement Proration Quotient”), provided that the Retirement Proration Quotient shall never be greater than 1.0.

“Early Retirement” shall mean your voluntary termination of employment on or after attainment of age fifty-five (55) at a time when your age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to sixty-five (65).
(ii)    Enhanced Retirement. In the event your active employment or other active service-providing relationship with the Company or Eligible Subsidiary terminates as a result of Enhanced Retirement, then, unless contrary to applicable law, you shall become vested in a pro-rata portion of each Tranche that is unvested as of the Enhanced Retirement date, but if any only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date. Such pro-rata portion of each Tranche that shall continue vesting shall be determined by multiplying (1) the total number of RSUs in such Tranche by (2) the Retirement Proration Quotient assuming for purposes of such formula that your termination of employment occurred on the one year anniversary of your Enhanced Retirement date, provided that the Retirement Proration Quotient shall never be greater than 1.0. “Enhanced Retirement” shall mean your voluntary termination of employment on or after attainment of age sixty (60) at a time when the sum of your age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to seventy (70).
(iii)     Full Retirement. Upon termination of employment by reason of the your Full Retirement, unless contrary to applicable law, with respect to each Tranche that is unvested as of the Full Retirement date, such Tranche will vest in full as of the Time-Based Vesting Date for such Tranche, but if and only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date. “Full Retirement” shall mean your voluntary termination of employment, either (1) on or after attainment of age sixty-two (62) at a time when the sum of your age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to eighty (80) or (2) Normal Retirement.
Gross Misconduct. If your employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct, your unvested RSUs shall automatically terminate as of the time of termination without consideration. You acknowledge and agree that your termination of employment shall also be deemed to be a termination of employment by reason of your Gross Misconduct if, after your employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.
Violation of Post-Employment Covenant. To the extent that any of your RSUs remain outstanding under the terms of the Plan or the Agreement after termination of your employment or service with the Company or an Eligible Subsidiary, such RSUs shall expire as of the date you violate any covenant not to compete or other post-employment covenant that exists between you on the one hand and the Company or any subsidiary of the Company, on the other hand.

Substantial Corporate Change. Upon a Substantial Corporate Change, your unvested RSUs will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the RSUs, or the substitution for such RSUs of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the RSUs will continue in the manner and under the terms so provided.
6. Financial Aspects of Participating in the Plan
The grant of the Award(s) has no immediate financial consequences for you. The value of the Award(s) is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. The tax treatment of the Award(s) depends on a number of aspects and thus, you are encouraged to seek independent advice regarding your tax position.
Shares of stock are financial instruments and investing in stock will always have financial risk. The possibility of profit at the time you receive shares of stock may not only be dependent on the Company’s financial development, but inter alia also on the general development of the stock market. In addition, before or after you receive shares, the shares of Company stock could decrease in value even below the price of such stock on the date of grant.
7. Other Issues
Apart from Clause 5 in this Statement (regarding your rights upon termination of employment), this Statement does not intend to alter any provisions of the Plan or the Agreement(s) (or any related document), and the Plan and the Agreement(s) (and any related document) shall prevail in case of any ambiguities. However, your mandatory rights under the Stock Option Act shall prevail in case of any ambiguities.
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Vontier Corporation

Vontier Corporation
2020 STOCK INCENTIVE PLAN

ARBEJDSGIVERERKLÆRING - DANMARK
TILDELING AF AKTIEOPTIONER OG/ELLER BETINGEDE AKTIER DEN
Grant Date
________________________________________________________________

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold (“Aktieoptionsloven”) skal Vontier Corporation (“Selskabet”) i en særskilt skriftlig erklæring give dig følgende oplysninger om Selskabets tildeling af en aktieoption (“Aktieoption”) og/eller betingede aktier (“Betingede Aktier”) (hver især benævnt en “Tildeling”). Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, hvorimod de øvrige vilkår og betingelser for din(e) Tildeling(er) er nærmere beskrevet i Vontier Corporation 2020 Stock Incentive Plan (“Planen”), Selskabet Stock Option Agreement og/eller Selskabet Restricted Stock Unit Agreement (hver især benævnt en “Aftale”) og i Tillægget til Aftalen/Aftalerne (som udgør en del af Aftalen/Aftalerne). Disse dokumenter er alle blevet udleveret til dig.
Det fremgår af Aktieoptionslovens § 1, at loven kun gælder for lønmodtagere. “Lønmodtagere” er defineret i Aktieoptionslovens § 2 som personer, der modtager vederlag for personligt arbejde i tjenesteforhold. Personer, herunder ledere, som ikke anses for at være lønmodtagere i Aktieoptionslovens forstand, er ikke omfattet af Aktieoptionsloven. Hvis du ikke er lønmodtager i Aktieoptionslovens forstand, er Selskabet derfor ikke forpligtet til at udstede en arbejdsgivererklæring til dig, og du vil ikke i juridisk henseende kunne henholde dig til denne arbejdsgivererklæring.

1. Tildelingstidspunkt
Tidspunktet for din modtagelse af Tildeling(er) er Grant Date.
2. Vilkår og betingelser for din(e) Tildeling(er):
Din(e) Tildeling(er) uddeles efter bestyrelsens eller det relevante bestyrelsesudvalgs eget skøn. Bestyrelsen (eller det relevante bestyrelsesudvalg) har i sin vurdering inddraget en række faktorer, herunder (men ikke begrænset til) Selskabets resultat, Tildelingernes forventede indvirkning på Selskabets indtjening og Tildelingernes værdi sammenlignet med tildelinger i sammenlignelige selskaber. Selskabet kan frit vælge fremover ikke at tildele dig nogen Aktieoptioner og/eller Betingede Aktier. I henhold til bestemmelserne i Planen og Aftalen har du ikke hverken ret til eller krav på fremover at få tildelt Aktieoptioner og/eller Betingede Aktier.
3.    Modningsdatoer
Aktieoption
Aktieoptionen modnes i overensstemmelse med vilkårene i Planen og i Aftalen. I henhold til Aftalen modnes Aktieoptionen generelt med 20% pr. år på hver årsdag for tildelingstidspunktet.
    Betingede Aktier
Dine Betingede Aktier modnes i overensstemmelse med vilkårene i Planen og i Aftalen. I henhold til Aftalen modnes de Betingede Aktier generelt med 33.3% pr. år på hver årsdag for tildelingstidspunktet.
4.    Udnyttelseskurs
Aktieoption
I udnyttelsesperioden kan Aktieoptionen udnyttes til køb af ordinære aktier i Selskabet til en kurs, der svarer til aktiernes markedskurs på tildelingstidspunktet som fastsat af Selskabet. For denne Tildeling er Aktieoptionens udnyttelseskurs USD Grant Price.
    Betingede Aktier
Da hver Betinget Aktie giver dig ret til at modtage én ordinær aktie i Selskabet på modningstidspunktet uden omkostninger for dig eller anden betaling fra din side, er der ingen udnyttelseskurs forbundet med de Betingede Aktier.
5. Din retsstilling i forbindelse med fratræden
Betingede Aktier

Såfremt du af hvilken som helst årsag (udover død, Udvidet Fratrædelse eller Fuld Fratrædelse) ophører med aktivt at være ansat i eller i øvrigt aktivt at levere tjenester til Selskabet eller et Berettiget Datterselskab, vil alle Betingede Aktier, der ikke er modnet ved fratrædelsen, automatisk bortfalde pr. datoen for din fratrædelse, ligesom din ret til at modtage Betingede Aktier efter Planen også bortfalder pr. datoen for din fratrædelse. I den forbindelse vil du blive anset som fratrådt pr. datoen, hvor du ikke længere aktivt er ansat i eller i øvrigt aktivt leverer tjenester til Selskabet eller et Berettiget Datterselskab (uanset årsagen til fratrædelsen og uanset om fratrædelsen senere viser sig at være ugyldig eller i strid med den gældende ansættelseslovgivning i det land, hvor du er ansat, eller vilkårene i din eventuelle ansættelses- eller tjenesteydelsesaftale). Bestyrelsesudvalget har skønsbeføjelse til at afgøre, om du er ophørt med at være aktivt ansat i (eller, hvis du er konsulent eller bestyrelsesmedlem, er ophørt med aktivt at levere tjenester til) Selskabet eller et Berettiget Datterselskab, samt til at fastsætte datoen for, hvornår en sådan aktiv ansættelse (eller aktiv tjeneste-levering) ophørte. Dit aktive ansættelsesforhold eller anden aktiv tjenesteydelsesrelation vil ikke blive forlænget af nogen opsigelsesperiode fastsat efter gældende ret (f.eks. vil aktiv ansættelse ikke omfatte nogen kontraktuel opsigelsesperiode, fritstillingsperiode, betalt administrativ orlov eller lignende periode, der er hjemlet i ansættelseslovgivningen i det land, hvor du er ansat, eller i din eventuelle ansættelses- eller tjenesteydelsesaftale). Medmindre bestyrelsesudvalget bestemmer noget andet, vil fratrædelse omfatte (1) tilfælde, hvor du bliver opsagt og straks genansat som selvstændig erhvervsdrivende, og (2) udskillelse, salg eller afhændelse af din arbejdsgiver fra Selskabet eller et Berettiget Datterselskab (uanset om det sker ved overførsel af aktier, aktiver eller på anden måde), således at din arbejdsgiver ikke længere udgør et Berettiget Datterselskab.
Død. Ved din død vil en forholdsmæssig del af hver Tranche, der ikke er modnet, modnes baseret på antallet af fulde tolv-måneders perioder mellem Tildelingstidspunktet og datoen for din død divideret med det samlede antal tolv-måneders perioder mellem Tildelingstidspunktet og den Tidsbaserede Modningsdato for pågældende Tranche. Uanset hvad der står i Planen eller Aftalen, skal enhver delvis tolv-måneders periode mellem Tildelingstidspunktet og datoen for din død i denne henseende betragtes som en fuld tolv-måneders periode, og enhver brøkdel, der opstår ved anvendelse af den forholdsmæssige udregningsmetode, skal afrundes op til en hel aktie.

Fratræden.
(i)    Tidlig Fratrædelse. Såfremt du ophører med aktivt at være ansat i eller i øvrigt aktivt at levere tjenester til Selskabet eller et Berettiget Datterselskab som følge af Tidlig Fratrædelse, vil der - medmindre andet fremgår af gældende lov - angående hver Tranche, der ikke er modnet pr. datoen for din Tidlige Fratrædelse, vedblive at være udestående en forholdsmæssig andel af sådan Tranche, og den vil modnes på den Tidsbaserede Modningsdato for sådan Tranche, men kun såfremt et evt. Performancemål er opfyldt senest på den pågældende Tidsbaserede Modningsdato. Den forholdsmæssige andel af hver umodnet Tranche, der skal fortsætte med at modnes, vil blive fastsat ved at multiplicere (1) det samlede antal Betingede Aktier i sådan Tranche med (2) kvotienten af (A) antallet af hele eller dele af måneder, du har arbejdet fra Tildelingstidspunktet til datoen for Tidlig Fratrædelse, divideret med (B) det totale antal måneder i Tranchens originale Tidsbaserede modningsplan ("Fratrædelsesfordelingskvotienten"), dog under den forudsætning, at Fratrædelsesfordelingskvotienten aldrig må overstige 1.0. "Tidlig Fratrædelse" betyder din frivillige fratrædelse i forbindelse med eller efter, at du er fyldt 55 år, samtidig med at din alder plus din anciennitet i Selskabet eller i et Berettiget Datterselskab er minimum 65 år.
(ii)    Udvidet Fratrædelse. Såfremt du ophører med aktivt at være ansat i eller i øvrigt aktivt at levere tjenester til Selskabet eller et Berettiget Datterselskab som følge af Udvidet Fratrædelse, vil der - medmindre andet fremgår af gældende lov - fortsat ske modning af en forholdsmæssig andel af hver Tranche, der ikke er modnet pr. datoen for din Udvidede Fratrædelse, men kun såfremt et evt. Performancemål er opfyldt senest på den pågældende Tidsbaserede Modningsdato. En sådan forholdsmæssig andel af hver Tranche, der skal fortsætte med at modnes, vil blive fastsat ved at multiplicere (1) det samlede antal Betingede Aktier i en sådan Tranche med (2) Fratrædelsesfordelingskvotienten, hvor det til brug for denne beregning forudsættes, at dit ansættelsesforhold ophører på ét-årsdagen for datoen for din Udvidede Fratrædelse, dog under den forudsætning at Fratrædelsesfordelingskvotienten aldrig må overstige 1,0. "Udvidet Fratrædelse" betyder din frivillige fratrædelse i forbindelse med eller efter, at du er fyldt 60 år, samtidig med at din alder plus din anciennitet i Selskabet eller i et Berettiget Datterselskab er minimum 70 år.
(iii)     Fuld Fratrædelse. Såfremt dit ansættelsesforhold ophører som følge af Fuld Fratrædelse, vil der - medmindre andet fremgår af gældende lov - for hver Tranche, der ikke er modnet pr. datoen for din Fulde Fratrædelse, ske en fuld modning af den pågældende Tranche pr. den Tidsbaserede Modningsdato for den pågældende Tranche, men kun såfremt et evt. Performancemål er opfyldt senest på den pågældende Tidsbaserede Modningsdato. "Fuld Fratrædelse" betyder din frivillige fratrædelse enten (1) i forbindelse med eller efter, at du er fyldt 62 år, samtidig med at din alder plus din anciennitet i Selskabet eller i et Berettiget Datterselskab er minimum 80 år, eller (2) i forbindelse med Normal Fratrædelse som følge af pensionering.
Væsentlig Misligholdelse. Hvis dit ansættelsesforhold i Selskabet eller i et Berettiget Datterselskab ophører som følge af din Væsentlige Misligholdelse, vil dine ikke-modnede Betingede Aktier automatisk bortfalde med virkning fra datoen for ophøret uden nogen kompensation. Du anerkender og accepterer, at dit ansættelsesforholds ophør også vil blive anset for at være begrundet i din Væsentlige Misligholdelse, hvis Selskabet efter dit ansættelsesforholds ophør opdager eller får bekræftet fakta og forhold, der ville have udgjort en Væsentlig Misligholdelse og have berettiget Selskabet til at opsige ansættelsesforholdet som følge heraf.
Overtrædelse af klausuler, der er gældende efter fratrædelsen. Såfremt nogle af dine Betingede Aktier vedbliver at være udestående i henhold til bestemmelserne i Planen eller Aftalen, efter at dit ansættelses- eller tjenesteforhold i Selskabet eller i et Berettiget Selskab er ophørt, vil sådanne Betingede Aktier udløbe pr. den dato, hvor du evt. overtræder en konkurrenceklausul eller anden klausul, som efter fratrædelsen er gældende mellem dig på den ene side og Selskabet og Selskabets datterselskaber på den anden side.
Væsentlig Selskabsretlig Ændring. Såfremt der sker en Væsentlig Selskabsretlig Ændring, vil dine ikke-modnede Betingede Aktier bortfalde, medmindre der i forbindelse med en sådan transaktion skriftligt træffes bestemmelse om at overtage eller videreføre de Betingede Aktier eller om at ombytte de Betingede Aktier med optioner eller tildelinger, der relaterer sig til aktier eller værdipapirer i det nye arbejdsgiverselskab - eller i et moderselskab eller datterselskab til dette - med behørige justeringer, for så vidt angår antallet og typen af aktier samt kursen, i hvilket tilfælde de Betingede Aktier vil blive videreført på den måde og på de betingelser, der således træffes bestemmelse om.
6. Økonomiske aspekter af deltagelse i Planen
Din(e) Tildeling(er) har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af din(e) Tildeling(er) indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser. Den skattemæssige behandling af din(e) Tildeling(er) afhænger af flere forhold, og du opfordres derfor til at søge uafhængig rådgivning vedrørende din skattemæssige situation.
Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Muligheden for en gevinst på det tidspunkt, hvor du modtager aktier, afhænger ikke kun af Selskabets økonomiske udvikling, men også bl.a. af den generelle udvikling på aktiemarkedet. Derudover kan Selskabets aktier - både før og efter tidspunktet for din modtagelse af aktier - falde til en værdi, der måske endda ligger under kursen for aktierne på tildelingstidspunktet.
7. Øvrige oplysninger
Med undtagelse af pkt. 5 i denne erklæring (vedrørende din retsstilling i forbindelse med fratræden) har denne erklæring ikke til formål at ændre bestemmelserne i Planen eller Aftalen/Aftalerne (eller i tilhørende dokumenter), og Planen og Aftalen/Aftalerne (og eventuelle tilhørende dokumenter) har forrang i tilfælde af uoverensstemmelser. Dine lovfæstede rettigheder i henhold til Aktieoptionsloven har dog forrang i tilfælde af uoverensstemmelser.

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Vontier Corporation

PARTICIPANTS IN EGYPT
Exchange Control Notice
If the Participant transfers funds into Egypt (e.g., proceeds from the sale of Shares), the Participant is required to transfer the funds through a bank registered in Egypt. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

PARTICIPANTS IN ESTONIA
Language Consent
By accepting the RSUs, the Participant acknowledges that the Participant is proficient in reading and understanding English and fully understands the terms of the documents related to the award (the Agreement, this Addendum and the Plan), which were provided in the English language. The Participant accepts the terms of these documents accordingly.
Võttes vastu piiratud aktsiaühikute (RSUs) pakkumise, kinnitab Osaleja, et ta on ingliskeelsena esitatud pakkumisega seotud dokumendid (Leping, Toetuse Teade ja Plaan) läbi lugenud ja nendest aru saanud ning et ta ei vaja nende tõlkimist eesti keelde. Sellest tulenevalt Osaleja nõustub viidatud dokumentide tingimustega.

PARTICIPANTS IN FINLAND
Foreign Asset/Account Reporting Information
Finland has not adopted any specific reporting requirements with respect to foreign assets/accounts. However, the Participant should check the Participant’s pre-completed tax return to confirm that the ownership of Shares and other securities (foreign or domestic) are correctly reported. If the Participant finds any errors or omissions, the Participant must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

PARTICIPANTS IN GERMANY
Exchange Control Notice
Cross-border payments (including related to proceeds realized upon the sale of Shares or from the receipt of any dividends paid on such Shares) and certain other transactions with a value in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In addition, the Participant may be required to report to the Bundesbank the acquisition of Shares at settlement of the RSUs and/or if the Company withholds or sells Shares to cover Tax Related Items, in either case if the Shares have a value in excess of €12,500. The report must be made by the 5th day of the month following the month in which the payment was received. The form must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant is responsible for complying with applicable reporting requirements.

Foreign Asset/Account Reporting Information
If the Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, the Participant will need to report the acquisition when he or she files a tax return for the relevant year. A qualified participation is attained if the value of the Shares acquired exceeds €150,000, or in the unlikely event the Participant holds Shares exceeding 10% of the Company’s total common stock. However, if the Shares are listed on a recognized U.S. stock exchange and the Participant owns less than 1% of the total Shares, this requirement will not apply even if Shares with a value exceeding €150,000 are acquired.
PARTICIPANTS IN HUNGARY
There are no country-specific provisions.

PARTICIPANTS IN INDIA
Exchange Control Notice
The Participant must repatriate any proceeds from the sale of the Shares and any cash dividends acquired under the Plan to India and convert the proceeds into local currency within a certain period from the time of receipt (90 days for sale proceeds and 180 days for dividend payments, or within such other period of time as may be required under applicable regulations and to convert the proceeds into local currency). The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is the Participant’s responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.
Foreign Asset/Account Reporting Information
The Participant is required to declare his or her foreign bank accounts and any foreign financial assets (including the Shares held outside India) in the Participant’s annual tax return.  It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult his or her personal advisor in this regard as significant penalties may apply in the case of non-compliance.

PARTICIPANTS IN ISRAEL
Trust Arrangement
The Participant understands and agrees that the RSUs awarded under the Agreement are awarded subject to and in accordance with the terms and conditions of the Plan, the Israeli Sub-Plan (the “Sub-Plan”), the Trust Agreement (the “Trust Agreement”) between the Company and the Company’s trustee appointed by the Company or its Subsidiary in Israel (the “Trustee”), or any successor trustee. In the event of any inconsistencies between the Sub-Plan, the Agreement and/or the Plan, the Sub-Plan will govern.

Type of Grant
The RSUs are intended to qualify for favorable tax treatment in Israel as a “102 Capital Gains Track Grant” (as defined in the Sub-Plan) subject to the terms and conditions of “Section 102” (as defined in the Sub-Plan) and the rules promulgated thereunder. Notwithstanding the foregoing, by accepting the RSUs, the Participant acknowledges that the Company cannot guarantee or represent that the favorable tax treatment under Section 102 will apply to the RSUs.
By accepting the RSUs, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the terms and provisions of Section 102, the Plan, the Sub-Plan, the Trust Agreement and the Agreement; (b) accepts the RSUs subject to all of the terms and conditions of the Agreement, the Plan, the Sub-Plan, the Trust Agreement and Section 102 and the rules promulgated thereunder; and (c) agrees that the RSUs and/or any Shares issued in connection therewith, will be registered for the benefit of the Participant in the name of the Trustee as required to qualify under Section 102.
The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSUs or the Shares granted thereunder. The Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Income Tax Ordinance (New Version) – 1961 (“ITO”).
Electronic Delivery
The following provision supplements Section 13 of the Agreement:
To the extent required pursuant to Israeli tax law and/or by the Trustee, the Participant consents and agrees to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by the Participant related to his or her participation in the Plan.
Data Privacy
The following provision supplements Section 14 of the Agreement:
Without derogating from the scope of Section 14 of the Agreement, the Participant hereby explicitly consents to the transfer of Data between the Company, the Trustee, and/or a designated Plan broker, including any requisite transfer of such Data outside of the Participant’s country and further transfers thereafter as may be required to a broker or other third party.
Securities Law Notice
The grant of the RSUs does not constitute a public offering under the Securities Law, 1968.

PARTICIPANTS IN ITALY
Plan Document Acknowledgement
In accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, has reviewed the Plan and the Agreement (including this Addendum) in their entirety and fully understands and accepts all provisions of the Plan and the Agreement (including this Addendum).

The Participant further acknowledges that he or she has read and specifically and expressly approves, without limitation, the following sections of the Agreement: Section 7: Tax Obligations; Section 8: Nature of Grant; Section 14: Data Privacy; Section 17: Governing Law and Venue; Section 23: Addendum; Section 24: Imposition of Other Requirements and Section 25: Recoupment.
Foreign Asset/Account Reporting Information
Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

PARTICIPANTS IN KAZAKHSTAN
Securities Law Information
The grant of the RSUs is addressed only to certain eligible employees of the Company and its Subsidiaries in the form of Shares to be issued by the Company, which as of the date hereof are listed on the New York Stock Exchange. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. The grant of the RSUs is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.
Exchange Control Notice
If the Participant is a resident of Kazakhstan, the Participant is personally required to notify the National Bank of Kazakhstan when the Participant acquires Shares under the Plan if the value of such Shares exceeds US$100,000. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

PARTICIPANTS IN KENYA
Tax Registration Information
Under Tax Procedure Act, 2015, the Participant personally is required to complete and submit a tax registration application to the Commissioner of Income Tax with 30 days of the first vesting date of the RSUs. The registration should be completed through the online portal “I TAX” and is a one-time only registration. The Participant is personally responsible for ensuring compliance with all registration requirements in Kenya. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

PARTICIPANTS IN KOREA
Foreign Asset/Account Reporting Information
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) based in foreign countries that have not entered into an “inter-governmental agreement for automatic exchange of tax information” with Korea to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold. The Participant should consult with the Participant’s personal tax advisor for additional information about this reporting obligation.
Exchange Control Notice
If the Participant deposits funds (e.g., proceeds from the sale of Shares) in excess of US$5,000 into a non-Korean bank account, the Participant may have to file a report with a Korean foreign exchange bank. This reporting is not required if sale proceeds are deposited into a non-Korean brokerage account. Because the exchange control regulations may change without notice, the Participant should consult with a personal legal advisor to ensure compliance with any exchange control regulations applicable to any aspect of their participation in the Plan.

PARTICIPANTS IN LATVIA
There are no country-specific provisions.

PARTICIPANTS IN LITHUANIA
There are no country-specific provisions.

PARTICIPANTS IN MALAYSIA
Director Notification Information
If the Participant is a director of a Subsidiary of the Company established in Malaysia (a “Malaysian Entity”), the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Entity in writing when the Participant receives an interest (e.g., RSUs, Shares, etc.) in the Company or any of its related companies. In addition, the Participant must notify the Malaysian Entity when the Participant sells shares of the Company or any of its related companies (including when the Participant sells Shares acquired under the Plan). The Participant must also notify the Malaysian Entity if there are any subsequent changes in the Participant's interest in the Company or any related companies. These notifications must be made within fourteen days of acquiring or disposing of any interest in the Company or any of its related companies.

PARTICIPANTS IN MAURITIUS
Tax Reporting Information
If the Participant is a resident of Mauritius, the Participant will be required to report and declare all foreign income on the Participant's personal annual income tax return. The Participant should consult with the Participant’s personal advisor(s) regarding any personal tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

PARTICIPANTS IN MEXICO
Labor Law Acknowledgement
This provision supplements Section 8 of the Agreement.

By accepting the RSUs, the Participant acknowledges that he or she understands and agrees that: (i) the RSUs are not related to the salary and other contractual benefits granted to the Participant by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement
The grant of the RSUs the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 5438 Wade Park Blvd, Suite 600, Raleigh, NC 27607, United States of America, is solely responsible for the administration of the Plan. Participation in the Plan and the acquisition of the Shares under the Plan does not in any way establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the Participant’s sole employer is the Subsidiary employing the Participant, as applicable, nor does it establish any rights between the Participant and the Employer.
Plan Document Acknowledgment
By participating in the Plan, the Participant acknowledges that he or she has received copies of the Plan and the Agreement, has reviewed the Plan and the Agreement in their entirety and fully understands and accept all provisions of the Plan and the Agreement.
In addition, by participating in the Plan, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 8 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the Shares underlying the RSUs.
Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Employer and the Company and its Subsidiaries with respect to any claim that may arise under the Plan.
Spanish Translation
Reconocimiento de la Ley Laboral
Esta disposición complementa la Sección 8 del Contrato.
Por medio de la aceptación de la RSU, el Participante acepta que entiende y acuerda que: (i) la RSU no se encuentra relacionada con el salario ni con otras prestaciones contractuales concedidas al Participante por parte del patrón; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o desmejora en los términos y condiciones de empleo.
Declaración de Política
El otrogamiento de RSUs por parte de la Compañía bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.
La Compañía, con oficinas registradas ubicadas en 5438 Wade Park Blvd, Suite 600, Raleigh, NC 27607, United States of America, es la única responsable por la administración del Plan. La participación en el Plan y la adquisición de Acciones bajo el Plan no establecen de forma alguna una relación de trabajo entre el Participante y la Compañía, ya que la participación en el Plan por parte del Participante es completamente comercial y el único patrón que emplea al Participante es la Subsidiaria, en caso de ser aplicable, así como tampoco establece ningún derecho entre el Participante y el patrón.
Reconocimiento del Plan de Documentos
Al participar en el Plan, el Participante reconoce que ha recibido copias del Plan y del Contrato, que el Plan y el Contrato han sido revisados en su totalidad y completamente entiende y acepta las disposiciones contenidas en el Plan y en el Contrato.
Adicionalmente, al participar en el Plan, el Participante también reconoce que ha leído y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 8 del Contrato en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Subsidiarias no son responsables por cualquier detrimento en el valor de las Acciones en relación con la RSU.
Finalmente, por medio de la presente el Participante declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a la Compañía, a sus Subsidiarias con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
Securities Law Information
The RSUs and any Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to the Participant because of the Participant's existing relationship with the Company or one of its Subsidiaries, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or one of its Subsidiaries made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

PARTICIPANTS IN MOZAMBIQUE
There are no country-specific terms or conditions.

PARTICIPANTS IN NAMIBIA
Securities Law Information
The offer of RSUs is considered a private offering in Namibia; therefore, it is not subject to registration.

Exchange Control Information
The Participant may be subject to certain exchange control requirements under local laws. The Participant should consult with his or her personal consultant to ensure compliance with any exchange control obligations arising from the Participant’s participation in the Plan.

PARTICIPANTS IN THE NETHERLANDS
There are no country-specific terms or conditions.

PARTICIPANTS IN NEW ZEALAND
Securities Law Notice
In compliance with New Zealand securities laws, the Participant is hereby notified that the following information is available for review in connection with the offer of RSUs under the Plan:
(i)    the Agreement, including this Addendum, which together with the Plan sets forth the terms and conditions of participation in the Plan;
(ii)    a copy of the Company’s most recent annual return (i.e., Form 10-K) and most recent financial reports; and
(iii)    a copy of the Plan and a description of the Plan (the “Description”) (i.e., the Company’s Form S-8 Plan Prospectus under the U.S. Securities Act of 1933, as amended); the Company will provide any attachments or documents incorporated by reference into the Description upon written request.
The Participant may request copies of the documents described above by contacting the Company’s corporate legal department using the contact details provided on www.vontier.com. The documents incorporated by reference into the Description are updated periodically. The Participant understands that should he or she request copies of the documents incorporated by reference into the Description, the Company will provide the Participant with the most recent documents incorporated by reference.
Warning Statement
The Participant is being offered RSUs, which, upon vesting in accordance with the terms of the Agreement, will be converted into Shares. The Shares, if issued, give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors (and holders of preference shares) have been paid. The Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosure information that is important for investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all of the information usually required. The Participant will also have fewer other legal protections for this investment.
Ask questions, read all documents carefully, and seek independent financial advice before committing to this investment.
The Shares are quoted on the New York Stock Exchange. This means that if the Participant acquires Shares under the Plan, the Participant may be able to sell the Shares on the New York Stock Exchange if there are interested buyers. The Participant may get less than he or she invested. The price will depend on the demand for the Shares.

PARTICIPANTS IN NORWAY
Exchange Control Information
In general, Norwegian residents should not be subject to any foreign exchange requirements in connection with their acquisition or sale of Shares under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If any transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
Foreign Asset/Account Reporting Information
Norwegian residents may be subject to foreign asset reporting as part of their ordinary tax return. Norwegian banks, financial institutions, limited companies etc. must report certain information to the Tax Administration. Such information may then be pre-completed in a Norwegian resident’s tax return. However, if the resident has traded, or is the owner of, financial instruments (e.g., Shares) not pre-completed in the tax return, the Norwegian resident must enter this information in Form RF-1159, which is an appendix to the tax return. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

PARTICIPANTS IN POLAND
Exchange Control Notification
Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million.
Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000). Polish residents are required to store documents connected with foreign exchange transactions for a period of five years from the date the exchange transaction was made.
Foreign Asset/Account Reporting Information
Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7,000,000. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with Participant’s participation in the Plan.

PARTICIPANTS IN ROMANIA
Language Consent
By accepting the RSUs, the Participant acknowledges that the Participant is proficient in reading and understanding English and fully understands the terms of the documents related to the RSUs (the Agreement, this Addendum and the Plan), which were provided in the English language. The Participant accepts the terms of these documents accordingly.
Consimtamant cu privire la limba
Prin acceptarea RSU, Participantul confirmă că abilitatea de a citi și înțelege limba engleză și înțelege pe deplin termenii RSU (Acordul și Planul), care au fost furnizate în limba engleză. Participantul acceptă termenii acestor documente.
Exchange Control Notification
Any transfer of funds exceeding €15,000 (whether made through a single transfer or a series of transfers) must be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank of financial institution. If the Participant deposits proceeds from the sale of the Shares in a bank account in Romania, the Participant may have to provide the Romanian bank through which the operations are effected with the appropriate documenting regarding receipt of the funds. The Participant should consult with his or her personal legal advisor to determine whether he or she will be required to submit such documentation to the Romanian bank.

PARTICIPANTS IN SAUDI ARABIA
Securities Law Information
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. The Participant should conduct the Participant's own due diligence on the accuracy of the information relating to the securities. If the Participant does not understand the contents of this document, the Participant should consult an authorized financial adviser.

PARTICIPANTS IN SERBIA
Securities Law Information
The grant of the RSUs and the issuance of any Shares in settlement of the RSUs is not subject to the regulations governing public offerings and private placements under the Law on Capital Markets.
Exchange Control Information
Pursuant to the Law on Foreign Exchange Transactions, Serbian residents may freely acquire Shares under the Plan. However, the National Bank of Serbia generally requires residents to report the acquisition of Shares, the value of the Shares at vesting and, on a quarterly basis, any changes in the value of the underlying Shares.  An exemption from the reporting obligation may apply on the basis that the Shares are acquired for no consideration. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

PARTICIPANTS IN SINGAPORE
Securities Law Notice
The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to the Participant with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the RSUs are subject to section 257 of the SFA and the Participant should not make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made after six (6) months of the grant of the RSUs or pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Company’s Common Stock is traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “VNT” and the Shares acquired under the Plan may be sold through this exchange.
Chief Executive Officer and Director Notification Requirement
If the Participant is the Chief Executive Officer (the “CEO”), or a director (including an alternate, substitute, or shadow director1) of a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., RSUs, the Shares, etc.) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest
1 A shadow director is an individual who is not on the board of directors of the Singapore Affiliate but who has sufficient control so that the board of directors of the Singapore Affiliate acts in accordance with the directions and instructions of the individual.

(e.g., upon vesting of the RSUs or when Shares acquired under the Plan are subsequently sold), or (iii) becoming the CEO or a director.

PARTICIPANTS IN SLOVENIA
Foreign Asset/Account Reporting Information
Slovenian residents may be required to report the opening of bank and/or brokerage accounts to the tax authorities within eight days of opening such an account. The Participant should consult with his or her personal tax advisor to determine whether this requirement will be applicable to any accounts opened in connection with the Participant’s participation in the Plan (i.e., the Participant’s brokerage account with the Company’s designated broker).

PARTICIPANTS IN SOUTH AFRICA
Tax Obligations
This provision supplements Section 7 of the Agreement:
By accepting the RSUs, the Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the RSUs. If the Participant fails to advise the Employer of the gain realized at vesting, the Participant may be liable for a fine. The Participant will be responsible for paying any difference between the actual tax liability and the amount of tax withheld by the Company or Employer.
Exchange Control Notice
Because no transfer of funds from South Africa is required under the RSUs, no filing or reporting requirements should apply when the RSUs are granted or when the Shares are issued upon vesting and settlement of the RSUs. However, because exchange control regulations are subject to change, the Participant should consult with his or her personal advisor to ensure compliance with current regulations. The Participant responsible for ensuring compliance with all exchange control laws in South Africa.
Securities Law Information
In compliance with South African securities law, the following documents are available for the Participant:
    Annual Report (Form 10-K) - https://investors.vontier.com/financials/annual-reports/default.aspx
    Quarterly Report (Form 10-Q) - https://investors.vontier.com/financials/quarterly-results/default.aspx
    Plan document for the Plan
    The U.S. prospectus for the Plan
A hard copy of the foregoing documents will be sent to the Participant free of charge upon written request to: . The Participant should carefully read the materials provided before making a decision whether to participate in the Plan. In addition, the Participant should contact the Participant’s tax advisor for specific information concerning the Participant’s personal tax situation with regard to Plan participation.

PARTICIPANTS IN SPAIN
Nature of Grant
This provision supplements Section 8 of the Agreement:
In accepting the grant of the RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

The Participant understands that the Company, has unilaterally, gratuitously, and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that such RSUs and any Shares acquired upon vesting of the RSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit or salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the RSUs would not be granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of the RSUs shall be null and void.

As a condition of the grant of the RSUs, unless otherwise expressly provided for by the Company or set forth in the Agreement, the Participant’s termination of employment for any reason (including for the reasons listed below) will automatically result in the forfeiture and loss of the Shares that are subject to that portion of the RSUs that may have been granted to the Participant and that were not vested on the date of termination. In particular, and without limitation to the provisions of the Plan and the Agreement, the Participant understands and agrees that any unvested portion of the RSUs as of the date the Participant’s active employment ends will be cancelled without entitlement to the underlying Shares or to any amount as indemnification if the Participant terminates employment by reason of, including, but not limited to: death, disability, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Committee, in its sole discretion, shall determine the date when the Participant’s employment has terminated for purposes of the RSUs.
Exchange Control Notice
The Participant must declare the acquisition, ownership and disposition of the Shares to the Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the of the Ministry of Economy and Competitiveness, for statistical purposes. Generally, the declaration must be filed in January for the Shares acquired or sold during (or owned as of December 31 of the prior year; however, if the value of the Shares acquired under the Plan or the amount of the sale exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.

In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including the Shares acquired under the Plan), and any transactions with non-Spanish residents, depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Securities Law Notice
No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Plan, the Agreement (including this Addendum) and any other documents evidencing the grant of the RSUs have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.
Foreign Asset/Account Reporting Information

To the extent the Participant holds rights or assets (e.g., cash or the Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which the Participant sells or disposes of such right or asset), the Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by the following March 31. Failure to comply with this reporting requirement may result in penalties to the Spanish residents.
In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.

PARTICIPANTS IN SWAZILAND

There are no country-specific provisions.

PARTICIPANTS IN SWEDEN
Responsibility for Taxes
The following provision supplements Section 7 of the Agreement:
Without limiting the Company’s and the Employer's authority to satisfy any withholding obligations for Tax Related Items as set forth in Section 7 of the Agreement, in accepting the RSUs, the Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to the Participant upon vesting/settlement of the RSUs to satisfy any liability the Participant may have for

Tax Related Items, regardless of whether the Company and/or the Employer have any statutory or regulatory obligation to withhold such Tax Related Items.

PARTICIPANTS IN TAIWAN
Data Privacy Acknowledgement
The Participant hereby acknowledges that the Participant has read and understood the terms regarding collection, processing and transfer of Data contained in the data privacy provisions of the Agreement and by participating in the Plan, the Participant agrees to such terms. In this regard, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form to the Company or the Employer (or any other agreements or consents that may be required by the Company or the Employer) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Participant's country of residence, either now or in the future. The Participant understands the Participant may be unable to participate in the Plan if the Participant fails to execute any such consent or agreement.
Securities Law Notice
The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Notice
If the Participant is a resident of Taiwan, he or she may acquire foreign currency and remit the same out of or into Taiwan up to US$5,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, the Participant also must provide supporting documentation to the satisfaction of the remitting bank.

PARTICIPANTS IN THAILAND
Exchange Control Information
If the Participant receives proceeds from the sale of Shares or cash dividends in relation to the Shares in excess of US$1,000,000 in a single transaction, the Participant must immediately repatriate the funds to Thailand (or utilize such funds offshore for permissible purposes) and convert the funds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The Participant is also required to provide details of the transaction (i.e., identification information and purpose of the transaction) to the receiving bank.
If the Participant does not repatriate such funds and utilizes them offshore for permissible purposes (i.e., purposes not listed in the negative list prescribed by the Bank of Thailand), the Participant must obtain a waiver of the repatriation requirement from a commercial bank in Thailand by submitting an application and supporting documents evidencing that such funds will be utilized offshore for permissible purposes.

The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

PARTICIPANTS IN TURKEY
Securities Law Notice
The RSUs are made available only to employees of the Company, and the offer of participation in the Plan is a private offering. The Participant is not permitted to publicly offer any shares acquired under the Plan in Turkey unless such public offering is approved by the Turkish Capital Markets Board in accordance with Turkish laws. The Shares are currently traded on the New York Stock Exchange, under the ticker symbol “VNT” and the Shares may be sold through this exchange.
Exchange Control Notice
In certain circumstances, Turkish residents are permitted to sell the Shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the Shares acquired under the Plan. The Participant should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement.

PARTICIPANTS IN UNITED ARAB EMIRATES
Securities Law Notice
The Agreement, the Plan, and other incidental communication materials related to the RSUs are intended for distribution only to employees of the Company and its Subsidiaries for the purposes of an incentive scheme.
The Emirates Securities and Commodities Authority and Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If the Participant has any questions regarding the context of the Agreement, including the Addendum, or the Plan, the Participant should obtain independent professional advice.

PARTICIPANTS IN THE UNITED KINGDOM
Tax Obligations
This provision supplements Section 7 of the Agreement:
Without limitation to Section 7 of the Agreement, the Participant hereby agrees that the Participant is liable for all Tax Related Items and hereby covenants to pay all such Tax Related Items, as and when requested by the Company, or the Employer, or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer, against any Tax Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any uncollected amounts may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer for the value of any National Insurance Contributions due on this additional benefit, which the Company or the Employer may recover by any of the means referred to in Section 7 of the Agreement.